Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
GULF ISLAND FABRICATION, INC.

ARTICLE I
OFFICES AND RECORDS

Section 1.01        REGISTERED OFFICE. The registered office of the Corporation shall be located within the State of Louisiana as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered office by making the appropriate filing with the Louisiana Secretary of State.

Section 1.02       PRINCIPAL OFFICE. The principal office of the Corporation shall be at 13131 Dairy Ashford Rd, Suite 500, Sugar Land, Texas 77478 provided that the Board of Directors shall have the power to change the location of the principal office at any time.

Section 1.03       OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Louisiana, as the Board of Directors may designate, as the business of the Corporation may require or as may be desirable.

Section 1.04        REGISTERED AGENT. The name and address of the Corporation’s registered agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may change the registered agent at any time by making the appropriate filing with the Louisiana Secretary of State.

Section 1.05       BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
SHAREHOLDERS

Section 2.01      PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at another place, either within or without the State of Louisiana, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication in accordance with Section 2.02 of these Bylaws, without designating a place for a physical assembly of shareholders.

Section 2.02     REMOTE COMMUNICATION. The Board of Directors may authorize shareholders to participate in a meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board of Directors.

At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:

(a)          verify that each person participating as a shareholder or proxy holder remotely is a shareholder or proxy holder; and

(b)        provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

Section 2.03      ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and stated in the notice of the meeting.

Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.04        SPECIAL MEETINGS. Special meetings of the shareholders may be called by:

(a)          the President;

(b)         the Board of Directors; or

(c)         the holders of at least twenty-five percent (25%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the demand for that meeting.

Only business within the purpose or purposes described in the notice or executed waiver may be conducted at a special meeting of the shareholders.

Section 2.05        RECORD DATE FOR SHAREHOLDERS’ MEETINGS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be:

(a)          on the date fixed by the Board of Directors in the notice of the meeting;

(b)          at the close of business on the day before the first notice is delivered to shareholders, if no date is fixed by the Board of Directors; or

(c)          the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.

A record date fixed under this Section 2.05 may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.

Section 2.06       NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice must be given. Such notice shall state:

(a)          the time and date of the meeting;

(b)          the place of the meeting, if any;

(c)        the means of any remote communication, if authorized by the Board of Directors, by which shareholders may be considered present and may vote at the meeting; and

(d)        the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Louisiana Business Corporation Act (the “BCA”).

Notice to each shareholder entitled to notice shall be given by or at the direction of the President, the Secretary, or the officer or person calling the meeting (x) in physical form by mail or personal delivery, or (y) by electronic transmission if consented to by the shareholder. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.07        SHAREHOLDERS’ LIST FOR MEETING. After fixing a record date for an annual or special meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. If the Board of Directors fixes a different record date under Section 2.05 of these Bylaws to determine the shareholders entitled to vote at the meeting, the Corporation shall also prepare an alphabetical list of the names of all its shareholders who are entitled to vote at the meeting. A shareholders’ list shall be arranged by voting group, and within each group by class or series of shares (if applicable) and show the address of and number of shares held by each shareholder.

Beginning two (2) business days after notice of the meeting is given and continuing through the meeting, the shareholders’ list for notice shall be available for inspection by any shareholder at (a) the Corporation’s principal office or (b) the place identified in the meeting notice in the county or city where the meeting will be held.

A shareholders’ list for voting shall also be available for inspection promptly after the record date for voting. If the meeting is to be held at a place, the Corporation shall make the list of shareholders entitled to vote available at the meeting for inspection by any shareholder, or the shareholder’s agent or attorney, at any time during the meeting or any adjournment.

Section 2.08        QUORUM OF SHAREHOLDERS. A quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

Section 2.09       CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders, as it deems appropriate. At every meeting of the shareholders, the Chair of the Board, or in their absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in their absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10        VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share.

If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

In each election of directors of the Corporation, shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which such shareholder’s shares are a part, and such shareholder may cast the whole number of such votes for one candidate or such shareholder may distribute them among any two or more candidates.

Section 2.11        VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy or proxies appointed in writing by the shareholder or their attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including but not limited to an electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the appointment form. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, the Corporation may (a) request that the person provide evidence of this capacity acceptable to the Corporation or (b) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder.

Section 2.12        ADJOURNMENTS. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.

If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

At the adjourned meeting at which there is a quorum, the Corporation may transact any business which might have been transacted at the original meeting.

Section 2.13        ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents, in writing or signed electronically and setting forth the action so taken, shall have been signed by the holder or holders of all shares entitled to vote with respect to the action that is the subject of the consent.

Any action taken without a meeting shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite number of votes and bear the date of the signatures of such shareholders. Such written consent or consents shall be delivered to the Corporation for inclusion with the records of meetings within sixty (60) days of the earliest dated consent being delivered to the Corporation.

The Board of Directors may fix a record date to determine shareholders entitled to act by written consent without a meeting. If the Board of Directors does not fix a record date, the record date shall be:

(a)          the first date that a shareholder delivers a signed written consent to the Corporation, if prior action by the Board of Directors is not required to take action without a meeting; or

(b)         at the close of business on the date the Board of Directors adopts the resolution taking the required action, if prior action by the Board of Directors is required to take action.

ARTICLE III
DIRECTORS

Section 3.01        BOARD OF DIRECTORS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, the Articles of Incorporation or these Bylaws.

Directors need not be residents of the State of Louisiana or shareholders of the Corporation.

Section 3.02       NUMBER OF DIRECTORS. The number of directors shall initially be one, provided that the number may be increased or decreased from time to time by resolution of the Board of Directors.

No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.03        TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation, or removal.

Section 3.04        REMOVAL. Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 3.05        RESIGNATION. A director may resign at any time by giving notice in the form of an executed resignation to the Board of Directors, its chairperson, or to the President or Secretary of the Corporation. A resignation is effective when the notice is delivered to the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date in accordance with Section 3.06 of these Bylaws, but the successor shall not take office until the effective date.

Section 3.06      VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by (a) election at an annual or special meeting of shareholders called for that purpose or (b) the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum.

Section 3.07        MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Louisiana as the directors may fix.

Special meetings of the Board of Directors may be called by (a) the President, (b) the chair of the Board of Directors, or (c) a majority of the Board of Directors.

Section 3.08        REMOTE COMMUNICATION. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by remote communication is considered to be present in person at the meeting. The Board of Directors may also determine that any meeting of the Board of Directors or a committee of the board may be held solely by remote communication.

Section 3.09       NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than forty-eight (48) hours’ notice. Such notice shall state:

(a)          the time and date of the meeting;

(b)          the place of the meeting, if any; and

(c)          the means of any remote communication by which directors may participate at the meeting.

Notice to each director shall be given (x) in physical form by mail or personal delivery, or (y) by electronic transmission if consented to by the director.

Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10        QUORUM AND ACTION OF DIRECTORS. A majority of the directors as fixed in these Bylaws shall constitute a quorum for the transaction of business.

The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the vote of a greater number is required by the BCA, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.11        COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide, by resolution, a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12     ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise provided in these Bylaws or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all of the committee members then appointed, consent to such action in writing. The written consents must be filed with the Secretary, included in the minutes of the proceedings of the Board of Directors, and kept as part of the Corporation’s permanent records.

Section 3.13       COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to:

(a)          authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors;

(b)          approve or propose to shareholders action that the BCA requires to be approved by shareholders;

(c)          fill vacancies on the Board of Directors or on any of its committees; or

(d)          adopt, amend, or repeal bylaws.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.01       POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers. Any two or more offices may be held simultaneously by the same person.

Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.02      REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.01 of these Bylaws.

Section 4.03       POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V
INDEMNIFICATION

Section 5.01        PERMISSIBLE INDEMNIFICATION OF DIRECTORS.  Except as otherwise provided in this Article V, the Corporation may, to the maximum extent and in the manner permitted by law, indemnify an individual against liability incurred in a proceeding because such individual is a director after a determination has been made that indemnification is permissible because the director (a) conducted himself or herself in good faith and (i) in the case of conduct in an official capacity, reasonably believed that his or her conduct was in the best interest of the Corporation, or (ii) in other cases, reasonably believed that the director’s conduct was at least not opposed to the best interest of the Corporation, or (iii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (b) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Articles of Incorporation for which liability has been eliminated in accordance with law (specifically, BCA 1-832).  Any such determination shall be made by a Determining Body (as defined below), which shall be one of the following: (1) if there are two or more qualified directors (as defined in BCA 1-143(A)(2)), by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (2) by special legal counsel selected either in the manner prescribed in subclause (1) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate, or (3) by the shareholders, except that shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the determination.  Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible except that if there are fewer than two qualified directors, or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled to select special legal counsel under the latter part of subclause (2).  The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this Section 5.01.

Section 5.02      MANDATORY INDEMNIFICATION OF DIRECTORS.  The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the Corporation against expenses incurred by the director in connection with the proceeding.

Section 5.03       ADVANCE FOR EXPENSES.  The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual was or is a member of the Board of Directors if the director delivers to the Corporation (a) a written affirmation of the director’s good faith belief that the relevant standard of conduct as set forth in Section 5.01 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under the law (specifically, BCA 1-832), and (b) a written undertaking of the director as required by law to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 5.02 and it is ultimately determined that the director has not met the relevant standard of conduct under Section 5.01.  Authorizations for expense advancement under this Section 5.03 shall be made by (i) the Board of Directors in accordance with law (specifically, BCA 1-853(C)(1)) or (ii) the shareholders, except that shares owned or voted under the control of a director who at the time is not a qualified director may not be voted on the authorization

Section 5.04       COURT-ORDERED INDEMNIFICATION AND ADVANCE FOR EXPENSES.  A director who is a party to a proceeding because he or she is a director may petition the court conducting the proceeding for indemnification or an advance for expenses or, if the indemnification or advance for expenses is beyond the scope of the proceeding or of the jurisdiction of the court or other forum for the proceeding, may petition another court of competent jurisdiction.

Section 5.05         INDEMNIFICATION PROCEDURE.

(a)        Promptly upon becoming aware of the existence of any proceeding as to which he or she may be indemnified hereunder, a director (the “Indemnitee”) shall notify the President of the Corporation of the proceeding and whether he or she intends to seek indemnification hereunder.  If such notice indicates that Indemnitee does so intend, the President shall promptly advise the Board of Directors thereof and notify the Board of Directors that the establishment, in accordance with BCA 1-855, of a determining body (the “Determining Body”) with respect to the proceeding will be a matter presented at the next regularly scheduled meeting of the Board of Directors.  Such a meeting is to be held within 90 calendar days of the date of the director’s request.  If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of such request, the President shall cause a special meeting of the Board of Directors to be called within such period in accordance with these Bylaws.  After the Determining Body has been established the President shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the proceeding known to him or her.  No later than the 60th day (the “Determination Date”) after its receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether indemnification is permissible.

(b)        During such 60-day period, Indemnitee shall promptly inform the Determining Body upon his or her becoming aware of any relevant facts not theretofore provided by him or her to the Determining Body, unless the Determining Body has obtained such facts by other means.  The providing of such facts to the Determining Body shall not begin a new 60-day period.

(c)          The Determining Body shall have no authority to revoke a determination that indemnification is permissible unless Indemnitee (i) submits fraudulent information to the Determining Body at any time during the 60 days prior to the Determination Date or (ii) fails to comply with the provisions of subsections (a) or (b) hereof, including without limitation Indemnitee’s obligation to submit information or documents relevant to the proceeding reasonably requested by the Determining Body prior to the Determination Date.

(d)          In the case of any proceeding other than a proposed, threatened or pending criminal proceeding,

(i)          if indemnification is permissible, in the good faith judgment of the Determining Body, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the proceeding, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the proceeding and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the proceeding, then Indemnitee shall be entitled to conduct his or her defense, with counsel of his or her choice; and provided further that Indemnitee shall in any event be entitled at his or her expense to employ counsel chosen by him or her to participate in the proceeding; and

(ii)         the Corporation shall fairly consider any proposals by Indemnitee for settlement of the proceeding.  If the Corporation (A) proposes a settlement acceptable to the person bringing the proceeding, or (B) believes a settlement proposed by the person bringing the proceeding should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond.  If Indemnitee agrees to such terms, he or she shall execute such documents as shall be necessary to effect the settlement.  If he or she does not agree he or she may proceed in the defense of the proceeding in any manner he or she chooses, but if he or she is not successful on the merits or otherwise, the Corporation’s obligation to indemnify him or her for any liability incurred following his or her disagreement shall be limited to the lesser of (1) the total liability incurred by him or her following his or her decision not to agree to such proposed settlement or (2) the amount the Corporation would have paid pursuant to the terms of the proposed settlement.  If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his or her affairs, Indemnitee may refuse such settlement and proceed in the proceeding, if he or she so desires, at the Corporation’s expense without regard to the limitations imposed by the preceding sentence.  In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

(e)         In the case of a proceeding involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the claim, and to make all decisions with respect thereto, with counsel of his or her choice; provided, however, that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

(f)          Any determination by the Corporation with respect to settlements of a proceeding shall be made by one of the following: (i) if there are two or more qualified directors, by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (ii) by special legal counsel selected either in the manner prescribed in subclause (i) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate.

(g)          The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Article V, and the Corporation and Indemnitee shall instruct its or his or her agents and employees to do likewise.

Section 5.06      EXPEDITED INDEMNIFICATION FOR EXCULPATED CLAIMS.  A director or officer of the Corporation shall be deemed to have met the relevant standard of conduct set forth in BCA 1-851(A), and therefore entitled to automatic indemnification, upon a determination by special legal counsel pursuant to BCA 1-855(B)(2) that, with respect to the proceeding for which indemnification has been requested (or with respect to any claim, issue, or matter therein) the director or officer engaged in conduct for which liability has been eliminated under BCA 1-832.

Section 5.07        ENFORCEMENT.

(a)          The rights provided by this Article V shall be enforceable by Indemnitee in any court of competent jurisdiction.

(b)         In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any expenses sought with respect to any claim.

Section 5.08        SAVING CLAUSE.  If any provision of this Article V is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Article V, shall be applied in accordance with their terms.  Without limiting the generality of the foregoing, if any portion of this Article V shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

Section 5.09        NON-EXCLUSIVITY.

(a)        The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization of shareholders or directors, agreement, or otherwise.

(b)         It is the intent of the Corporation by this Article V to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Article V would provide for lesser indemnification.

Section 5.10        SUCCESSORS AND ASSIGNS.  This Article V shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee’s heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

Section 5.11       INDEMNIFICATION OF OFFICERS.  The Corporation may indemnify and advance expenses to an individual who is a party to a proceeding because he or she was or is an officer of the Corporation or a subsidiary of the Corporation to the same extent as a director.

Section 5.12       INDEMNIFICATION OF OTHER PERSONS.  The Corporation may indemnify any person not covered by Sections 5.01 through 5.09 to the extent provided in a resolution of the Board of Directors or a separate section of these Bylaws.

Section 5.13        INSURANCE.  The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the individual could be protected against the same liability under the law (specifically, BCA 1-832) and whether or not the Corporation would have power to indemnify or advance expenses to the individual against liability under this Article X.

Section 5.14        CERTAIN DEFINITIONS.  For purposes of this Article V, the definitions set forth in BCA 1-143 and 1-850 shall apply.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.01        CERTIFICATES REPRESENTING SHARES. If issued, certificates representing shares of the Corporation shall include:

(a)          the name of the Corporation and that the Corporation is organized under the laws of the State of Louisiana;

(b)          the name of the person to whom the certificate is issued;

(c)          the number and class of shares and the designation of the series, if any, which the certificate represents; and

(d)          a conspicuous statement setting forth restrictions on the transfer of the shares, if any.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.02      TRANSFER OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.03        REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Louisiana, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for treating that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.04       LOST OR REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued if the owner or the owner’s representative:

(a)        files with the Secretary and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b)         files with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

(c)         complies with such other reasonable requirements as the chair of the Board of Directors, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section 6.04 in connection with the replacement of lost, stolen, or destroyed certificates.

ARTICLE VII
DISTRIBUTIONS

Section 7.01       DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation and the BCA.

Section 7.02     RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than sixty (60) days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01        SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal, and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.02       CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers, or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.03        FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.04        CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the BCA shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.05       INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.06      EMERGENCY BYLAWS. In the event of an emergency, to the extent not limited or prohibited by law, the Articles of Incorporation or these Bylaws, the following provisions regarding the management of the Corporation shall take effect immediately. An “emergency,” for the purposes of this Section 8.06, exists if a quorum of the Board of Directors cannot readily participate in a meeting because of the occurrence of a catastrophic event.

In the event of an emergency, a meeting of the Board of Directors may be called following the attempt of not less than two-hour notice to each director. Said notice may be given by electronic transmission, including facsimile transmission, transmission to an electronic mail address provided by the director, or by telephone.

The Board of Directors shall approve and maintain a current list of officers or other persons to serve as directors to the extent necessary to provide a quorum at any meeting held and to take over the duties of any other officer who is rendered incapable of discharging their duties while these emergency bylaws are in effect.

When an emergency, as defined in this Section, arises, the chair of the Board, the President and the Secretary, without the approval of the Board of Directors, shall have the authority to temporarily change the Corporation’s principal office or designate several alternative principal offices, until such time as the Board of Directors can meet or until the termination of the emergency.

These emergency provisions take effect only in the event of an emergency as defined hereinabove and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with these emergency provisions remain in effect during an emergency. Any or all actions of the Corporation taken in good faith in accordance with these provisions are binding upon this Corporation and may not be used to impose liability on a managerial official, employee, or agent of the Corporation.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.01        SHAREHOLDERS. These Bylaws may be amended, repealed, or otherwise altered exclusively by the shareholders.